SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2003

CENTIV, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.  Other Items

Centiv, Inc. (the “Company”) announced today that it has completed a $2,500,000 equity financing to a group of private investors.  The equity financing included cash proceeds of $2,000,000 plus the conversion of $500,000 of the Company’s Senior Convertible Subordinated Debt that was issued on September 28, 2002.  The remaining subordinated debt of $500,000 will be repaid out of the proceeds of this financing and the Company will be debt free.  A copy of the press release making this announcement is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Selected unaudited pro forma financial information of Centiv is filed as Exhibit 99.2 and is incorporated by reference herein.

(c)	Exhibits.

	99.1	Press Release Announcing Receipt of Written Nasdaq Staff Determination Letter

	99.2	Selected unaudited pro forma financial information of Centiv, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.

Date: April 1, 2003	By:	/s/ Thomas M. Mason
Thomas M. Mason
Chief Financial Officer